Exhibit 10.2

EXECUTION VERSION

NON-COMPETITION AGREEMENT

January 11, 2026

This Non-Competition Agreement (this “Agreement”) is being executed and delivered by Akshay Naheta (“Seller”) in favor and for the benefit of Bakkt Holdings, Inc., a Delaware corporation (“Parent”) and Buyer’s subsidiaries and affiliates. Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Share Purchase Agreement (as defined below).

RECITALS

WHEREAS, Parent, Bakkt Opco Holdings, LLC, a Delaware limited liability company (“Buyer”), Seller and Distributed Technologies Research Global Ltd, a private limited company incorporated in Cyprus (the “Company”) are entering into a certain Share Purchase Agreement (“Share Purchase Agreement”), pursuant to which the Company will become a wholly owned subsidiary of Buyer;

WHEREAS, Seller has a substantial ownership interest in the Company as the holder of a significant equity in the Company, and, as a result of the Closing, Seller shall receive significant consideration in connection with the Share Purchase Agreement;

WHEREAS, Parent and Buyer, on the one hand, and Seller, on the other hand, mutually desire that the entire goodwill of the Company be transferred to Buyer as part of the Share Purchase Agreement and acknowledge that Buyer’s failure to receive the entire goodwill of the Company as contemplated by the Share Purchase Agreement would have the effect of reducing the value of the Company to Parent and Buyer;

WHEREAS, this Agreement is necessary to protect Parent’s legitimate business interest in the Share Purchase Agreement; and

WHEREAS, (i) as a condition and mutual inducement to the Share Purchase Agreement, (ii) as additional consideration to Parent and Buyer for the consideration to be paid to Seller and the other parties as a result of the Share Purchase Agreement and Closing, and (iii) to preserve the value and goodwill of the Company after the Closing, the Share Purchase Agreement contemplates, among other things, that Seller shall enter into this Agreement and that this Agreement shall be contingent and become effective upon the occurrence of the Closing.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and in the Share Purchase Agreement, Parent and Seller hereby agree as follows:

1. Effective Date. This Agreement shall be contingent upon and effective as of the Closing. This Agreement shall be null and void if the Share Purchase Agreement terminates prior to the consummation of the Closing.

2. Noncompetition.

(a) During the Restricted Period (as defined below), Seller shall not (other than in connection with Seller’s provision of services as an employee or consultant to Parent or any subsidiary or controlled affiliate of Parent), without the prior written consent of Parent, directly or indirectly:

(i) establish, engage or participate in, conduct or operate or acquire any financial or beneficial interest in any Person that is engaging or participating in, or is preparing to engage or participate in, any Competing Business Purpose (as defined below) anywhere in the Restricted Territory (as defined below);

(ii) be or become an officer, director, member, stockholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, reseller, contractor, consultant, advisor, manager of or to, or otherwise acquire or hold any interest in, or participate in or facilitate the financing, operation, management or control of, any Person or business that engages or participates in a Competing Business Purpose in the Restricted Territory;

(iii) contact, solicit or communicate with any Person known to Seller to be a Business Relation, in each case, in furtherance of a Competing Business Purpose (whether or not such Seller has had personal contact with such Person); or

(iv) personally, or through any other Person, and whether on Seller’s own behalf or on behalf of any other Person, knowingly encourage, induce, attempt to induce, recruit, solicit, attempt to solicit, or take any other action that is specifically intended to induce or encourage any Business Relation to cease or modify in any adverse manner any business relationship with Parent or the Company or, to the knowledge of Seller, any of their respective subsidiaries or controlled affiliates;

provided, that nothing in this Agreement shall prevent or restrict Seller from owning as a passive investment less than 5% of the outstanding shares of the capital stock or indebtedness of a corporation (whether public or private) that is engaged in a Competing Business Purpose; provided further, that Seller is not otherwise associated with such corporation and does not have the ability to, and does not seek to exercise any, control or otherwise influence the management or operations of such corporation; and provided further, that nothing herein shall prohibit Seller from acquiring or holding, directly or indirectly, any interest in any mutual fund, index fund, exchange-traded fund, blind-pool fund, retirement account, or other similar investment vehicle that invests in a diversified portfolio of securities and is not operated for the purpose of permitting Seller to invest in any particular Person or Competing Business Purpose, so long as Seller does not have the ability to control or influence the investment decisions of such vehicle.

(b) During any portion of the Restricted Period occurring after (i) the first anniversary of the Closing Date and (ii) Seller’s termination of employment with Parent or any subsidiary or affiliate thereof, regardless of whether termination of employment is initiated by Parent or Seller, Parent shall pay, if it has elected to extend the Restricted Period into the Extension Period, Seller monthly compensation for each month of the Extension Period in an amount equal to 100% of Seller’s average monthly base compensation from Parent (and any subsidiary or affiliate thereof) during the 12 months immediately preceding such termination (or such shorter period as Seller was employed, if applicable).

For purposes of this Agreement:

“Business Relation” means any current customer, vendor, supplier, channel partner, reseller, licensor, licensee or other material business relation of the Company or the Company’s subsidiaries or affiliates as of the date of the Closing.

“Competing Business Purpose” means any business, enterprise, operation or activity that directly competes with the business operations of the Company, as conducted as of the Closing Date.

“Restricted Period” means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date or, in the Company’s sole discretion, a later date that is on or prior to the second anniversary of the Closing Date (if and to the extent exercised, the “Extension Period”).

“Restricted Territory” means the geographic locations in which the Company or any of its subsidiaries provides goods or services or otherwise conducts business, in each case, as of the Closing Date.

3. Term and Severability of Covenants. The covenants contained in Section 2 hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 2 hereof. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), Parent and Seller agree that such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. If the provisions of Section 2 are deemed to exceed the time, geographic or scope limitations permitted by applicable Law, Parent and Seller agree that such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable Law.

4. Independence of Obligations. The covenants and obligations of Seller set forth in this Agreement shall be construed as independent of, and in addition to, any other agreement or arrangement between Seller, on the one hand, and Parent or Buyer, on the other, including, for the avoidance of doubt, any covenants or obligations of Seller set forth in any separate employment agreement or the Share Purchase Agreement.

5. Seller Acknowledgement. Seller acknowledges that (i) Seller is a significant equityholder and key employee of the Company; (ii) the goodwill associated with the existing business, customers, vendors, suppliers, channel partners, resellers, licensors, licensees or other material business relations, and assets of the Company and its subsidiaries prior to the Closing is an integral component of the value of the Company and its subsidiaries to Parent and Buyer and is reflected in the consideration payable to Seller and the other parties in connection with the Share Purchase Agreement; and (iii) Seller’s agreement as set forth herein is necessary to preserve the value of the Company and its subsidiaries for Parent following the Closing. Seller also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and its subsidiaries and Parent and its subsidiaries are engaged in a highly competitive industry; (B) Seller has had unique access to the trade secrets and know-how of the Company and its subsidiaries, including the plans and strategy (and, in particular, the competitive strategy) of the Company and its subsidiaries; (C) in the event Seller’s employment or other service arrangement, if any, with Parent ended, Seller believes Seller would be able to obtain suitable and satisfactory employment without violation of this Agreement; and (D) Seller believes that this Agreement provides no more protection than is reasonably necessary to protect Parent’s legitimate interest in the goodwill, trade secrets and confidential information of the Company and its subsidiaries.

6. Specific Performance and Other Remedies.

(a) The parties to this Agreement agree that, in the event of any breach or threatened breach by Seller of any covenant, obligation or other agreement set forth in this Agreement, (i) Parent shall be entitled to seek a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) Parent shall not be required to provide or post a bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding, except as required by law.

(b) Any and all remedies herein expressly conferred herein upon Parent shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law, in equity, by contract, or otherwise upon Parent, and the exercise by Parent of any one remedy will not preclude the exercise of any other remedy. Without limiting the generality of the foregoing, the rights and remedies of Parent hereunder, and the obligations and liabilities of Seller hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the laws of unfair competition, misappropriation of trade secrets and the like. This Agreement does not limit Seller’s obligations or the rights of Parent under the terms of any other agreement between Seller and Parent.

7. Termination of Services to Parent. Seller’s obligations under this Agreement shall not be eliminated or diminished by the termination of Seller’s provision of services to or employment with any Person, including Parent, for any reason, including as a result of Seller’s resignation.

8. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express overnight service. Such notices and other communications shall be effective and be deemed delivered and received (i) upon receipt if hand delivered, (ii) on the date of transmission if transmitted by electronic mail at or prior to 5:00 p.m. (Pacific time) on a Business Day, otherwise on the next Business Day after transmission, (iii) three (3) Business Days after mailing if sent by mail, and (iv) one (1) Business Day after dispatch if sent by overnight courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 8:

(a) if to Parent, to:

Bakkt Holdings, Inc.

One Liberty Plaza

1 Liberty Street, Floor 3, Suite 305-306

New York, New York 10006

Attn: General Counsel

Email: [***]

(b) if to Seller, to the address or email address set forth on his signature page hereto.

9. Severability. Subject to Section 3, if any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable Laws so as to be valid and enforceable to the fullest possible extent, and (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of (i) such provision or part thereof under any other circumstances or in any other jurisdiction or (ii) the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided, however, that no such modification shall impose any greater obligations or restrictions on Seller than those expressly set forth herein.

10. Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, or the negotiation, administration, performance, or enforcement of this Agreement (the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, including its statutes of limitations.

11. Jurisdiction.

(a) Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located in or otherwise having jurisdiction in Delaware. Each party to this Agreement agrees not to commence any legal proceedings with respect to a Relevant Matter except in such courts.

(b) By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law.

(c) The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that he/she/it is not personally subject to the jurisdiction of the above-named courts for any reason or that he/she/it or any of his/her/its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

12. Waiver of Jury Trail. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER.

13. Waiver. Neither the failure nor any delay by any party in exercising any right, power, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any right, power, privilege or remedy under this Agreement, shall operate as a waiver of such right, power, privilege or remedy, and no single or partial exercise of any such right, power, privilege or remedy shall preclude any other or further exercise thereof or of any other right, power, privilege or remedy. No party hereto shall be deemed to have waived any claim arising out of this Agreement, or any right, power, privilege or remedy under this Agreement, unless the waiver of such claim, right, power, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the waiving party, and any such waiver shall only apply to the specific instance to which such waiver relates.

14. Entire Agreement. Subject to Section 4, this Agreement and the documents and instruments and other agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter of this Agreement. Seller understands and agrees that he has had an opportunity to seek his own counsel in his review of this Agreement; provided, however, that the Employment Agreement shall not be deemed superseded with respect to any restrictive covenant or related obligations, and shall control in the event of any conflict or inconsistency.

15. Amendments. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought.

16. Assignment. This Agreement and all obligations hereunder are personal to Seller and may not be assigned, delegated or otherwise transferred by Seller at any time. Parent may assign this Agreement and any of its rights hereunder only (i) to an affiliate of Parent or (ii) to any successor to, or acquirer of, the business of Parent or its applicable affiliate that relates to the subject matter of this Agreement; provided that any such assignment shall require the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned, or delayed). Any purported assignment by Parent in violation of this Section 16 is null and void.

17. Binding Nature. Subject to Section 16, this Agreement will be binding upon Seller and Seller’s representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Parent.

18. Counterpart Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

19. Construction. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or through and including, respectively. References to one gender include all genders. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

20. Other Covenant. Parent and Seller agree that Seller will become entitled to valuable consideration as a result of Closing and that Buyer will not proceed toward Closing unless Seller agrees to the terms set forth in this Agreement. Parent further agrees that if Seller agrees to the terms set forth in this Agreement, Buyer will not refrain from proceeding toward Closing on grounds that Seller has not agreed to this Agreement.

21. Representation by Counsel. Each party has been represented by counsel or has had the opportunity to retain counsel during the negotiation and execution of this Agreement and waives the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“SELLER”	Akshay Naheta
Signature

/s/ Akshay Naheta
Printed Name

	Address:	[***]

	Email:	[***]

Signature Page to Non-Competition Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“PARENT”	BAKKT HOLDINGS, INC.

/s/ Marc D’Annunzio
	By:	Marc D’Annunzio
	Title:	General Counsel and Secretary

Signature Page to Non-Competition Agreement